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                                            EXHIBIT (10) (iii) 15

                         FIRST AMENDMENT

                               TO

            CENTRAL HUDSON GAS & ELECTRIC CORPORATION

              EXECUTIVE DEFERRED COMPENSATION PLAN


          WHEREAS, Central Hudson Gas & Electric Corporation
("Company") established, effective March 1, 1992, its Executive
Deferred Compensation Plan for a select group of management employees or highly compensated employees ("Plan"), and

          WHEREAS, the Company proposes to vest, as of Decem-ber 31, 1992, all Plan Participants, who are between the ages of 55 and 60, in their Benefits under the Plan to the extent not theretofore vested,

          NOW, THEREFORE, in furtherance thereof, the Company hereby amends the Plan to add a new Section 2.04 thereto to read as follows (all other terms and provisions being ratified, confirmed and approved):

          "2.04 Special Vesting. Notwithstanding anything herein to the contrary, all Participants in the Plan who, on December 31, 1993, have attained age 55 (but not age 60), regardless of their years of service with the Company, shall be vested in the benefits described in Section 2.01 (and, thereupon, shall be eligible to receive such benefits on retirement) as if they had reached age 60 and had 10 years of service with the Company as of December 31, 1993."

          Pursuant to authorization of the Board of Directors of the Company granted on December 17, 1993, I have executed this First Amendment this 17th day of December, 1993.









                                      John E. Mack III
                                  Chairman of the Board and
                                   Chief Executive Officer


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